EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Reynaldos Mexican Food Company, Inc. (the “Company”) Quarterly Report on Form 10-Q for the period ending June 30, 2023 (the “Report”), I, Micheal Chin Wai Woo, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2023
Reynaldos Mexican Food Company, Inc.

By: /s/Micheal Chin Wai Woo
Name: Micheal Chin Wai Woo
Title: CEO